Exhibit 4.8

EXECUTION COPY

£200,000,000

THE PROCTER & GAMBLE COMPANY

5.25% Notes due 2033

Fiscal Agency Agreement

between

The Procter & Gamble Company

Bank One, NA, acting

through its London Branch

Fiscal Agent and Principal Paying Agent

and

BNP Paribas Securities Services, Luxembourg branch

Paying Agent

Dated as of December 4, 2002

THIS FISCAL AGENCY AGREEMENT (this “Agreement”) is made as of December 4, 2002 between The Procter & Gamble Company, a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), Bank One, NA, acting through its London Branch, as fiscal agent and principal paying agent and BNP Paribas Securities Services, Luxembourg branch, as paying agent.

Section 1. Delivery of Notes; Appointments.

(a) Pursuant to an Underwriting Agreement, dated December 2, 2002 between the Company and the Managers named therein, the Company has agreed, subject to the conditions therein set forth, to issue £200,000,000 5.25% Notes due 2033 (the “Notes,” which expression shall include any Additional Notes (as defined below) issued under agreements supplemental to this Agreement) in denominations of £1,000, £10,000 and £100,000. The Notes initially will be represented by a single temporary global Note in bearer form without interest coupons in substantially the form set forth in Exhibit A (the “Temporary Global Note”). Not earlier than the Exchange Date (as hereafter defined), beneficial interests in the Temporary Global Note will be exchangeable outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) (the “United States”) for an equal aggregate principal amount of beneficial interests in a single permanent global Note in bearer form without coupons in substantially the form set forth in Exhibit B (the “Permanent Global Note”), upon and to the extent that the certification requirements set forth in Section 1(d)(ii) have been complied with. Beneficial interests in the Permanent Global Note will be exchangeable for Definitive Notes (as hereafter defined) in the circumstances set forth in Section 1(d)(iii). References herein to “Conditions” are to the numbered terms and conditions of the Notes, which are set forth in Exhibit D, and terms which are defined in the Conditions shall have the same meanings where used herein. An index to the location of certain definitions in this Agreement, the Conditions and the Notes is set forth in Section 17(b). The expression the “Notes” shall, where the context so permits, include the Temporary Global Note and the Permanent Global Note (each a “Global Note”) and any Definitive Notes and/or Additional Notes (as hereafter defined).

(b) Bank One, NA, acting through its London Branch, is hereby appointed by the Company as fiscal agent and principal paying agent upon the terms and subject to the conditions set forth below. Bank One, NA, acting through its London Branch, hereby accepts such appointment. Bank One, NA, acting through its London Branch and BNP Paribas Securities Services, Luxembourg Branch (“BP2S”) are hereby appointed paying agents upon the terms and subject to the conditions set forth below for the payment of the principal of and interest (including Additional Amounts, if any) on the Notes and to perform such other duties relating thereto as are set forth herein or in the Notes. Bank One, NA, acting through its London Branch and BP2S hereby accept such appointments.

Bank One, NA, acting through its London Branch, and its successors as appointed in accordance with Section 11 hereof are hereinafter called the “Fiscal Agent.” Bank One, NA, acting through its London Branch and BP2S and all other paying agents, if any, appointed by the Company from time to time and, where the context permits the Fiscal Agent, are hereinafter called the “Paying Agents.”

(c) (i) The Temporary Global Note shall be delivered by the Company to the Fiscal Agent at least one Business Day prior to the Closing Date (as hereinafter defined), and the Fiscal Agent shall deliver the Temporary Global Note, duly authenticated by an authorized signatory of the Fiscal Agent, on December 4, 2002, or on such other date as the Managers and the Company may agree (the “Closing Date”), upon instruction from the Company to Bank One, NA, acting through its London Branch, as common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”), and for Clearstream Banking, société anonyme (“Clearstream”) for credit to the respective accounts of the beneficial owners of the Notes (or to such other accounts as they may direct).

(ii) The Fiscal Agent may, at its discretion, appoint any person outside the United States to act as the agent of the Fiscal Agent in authenticating, delivering and endorsing the Notes or taking any other action that is required by this Agreement to be taken with respect thereto. Such person may authenticate, deliver and endorse the Notes whenever the Fiscal Agent may do so, unless limited by the terms of such appointment. Each reference in this Agreement and the Notes to authentication, delivery or endorsement by the Fiscal Agent shall include authentication, delivery or endorsement by any such agent so appointed.

(d) (i) Not earlier than the Exchange Date, beneficial interests in the Temporary Global Note will be exchangeable for beneficial interests in the Permanent Global Note only with respect to those portions of the Temporary Global Note as to which the Fiscal Agent has received the certification described in subsection (ii) below. Following the initial receipt by the Fiscal Agent of such certification and the initial exchange of beneficial interests in the Temporary Global Note for beneficial interests in the Permanent Global Note, the Fiscal Agent shall authenticate and deliver to the Common Depositary outside the United States, for credit to the respective accounts of the holders of beneficial interests therein, the Permanent Global Note, representing the principal amount of beneficial interests in the Temporary Global Note initially exchanged and shall endorse or shall procure the endorsement of the Temporary Global Note to reflect the reduction of its principal amount by the amount so exchanged. Upon any subsequent receipt by the Fiscal Agent of such certification and subsequent exchange of beneficial interests in the Temporary Global Note for beneficial interests in the Permanent Global Note, the Fiscal Agent shall endorse or shall procure the endorsement of the Temporary Global Note to reflect the reduction by the amount so exchanged in the principal amount represented thereby and shall endorse or shall procure the endorsement of the Permanent Global Note to reflect the corresponding increase in the principal amount represented thereby. Until so exchanged in full, the holders of beneficial interests in the Temporary Global Note shall in all respects be entitled to the same benefits under this Agreement as the holders of beneficial interests in the Permanent Global Note and the holders of the Definitive Notes authenticated and delivered hereunder, except that neither the holder of the Temporary Global Note nor the beneficial owners of interests in the Temporary Global Note shall be entitled to receive payments of principal of, or interest (including Additional Amounts payable pursuant to Section 8 of the Conditions, if any) on, the Temporary Global Note except as provided in Section 1(e) and Exhibit A. The “Exchange Date” shall mean the date which is 40 days (subject to extension as described under Section 1(i) below) after the later of (i) the commencement of the offering of the Notes and (ii) the Closing Date. The Exchange Date shall not be subject to extension except as described under Section 1(i) below.

(ii) Notwithstanding anything to the contrary in subsection (i) above, the exchange of beneficial interests in the Temporary Global Note for beneficial interests in the Permanent Global Note will be made only with respect to those portions of the Temporary Global Note as to which Euroclear or Clearstream has delivered to the Fiscal Agent a certificate or certificates substantially in the form set forth in Exhibit E, dated not earlier than the Exchange Date. Solely for the purposes of United States Treas. Reg. §1.163-5(c)(2)(i)(D), the Company hereby appoints the Fiscal Agent as its agent to receive any certificates substantially in the form of Exhibit E that are required to be delivered pursuant to this subsection (ii) and to retain any such certificates for a period of four calendar years following the year in which any such certificates are received, and the Fiscal Agent hereby accepts such appointment. The delivery to the Fiscal Agent by Euroclear or Clearstream of such a certificate may be relied upon by the Company and the Fiscal Agent as conclusive evidence that a related certificate or certificates substantially in the form set forth in Exhibit F and dated not earlier than 15 days prior to the date of the related certificate of Euroclear or Clearstream has or have been delivered (as provided in United States Treas. Reg. §1.163-5(c)(2)(i)(D)(3)) to Euroclear or Clearstream by one or more beneficial owners of the interests in the Temporary Global Note.

(iii) Upon 45 days’ written notice (which may be given at any time after the Closing Date) to the Fiscal Agent by Euroclear or Clearstream, as the case may be, acting at the request of or on behalf of any owner or owners of beneficial interests in the Permanent Global Note, such beneficial interests shall be exchangeable in whole after the Exchange Date (only outside the United States and subject to the general terms and conditions of Euroclear and Clearstream) for an equal aggregate principal amount of definitive Notes in bearer form, with coupons (“Coupons”), substantially in the form set forth in Exhibit C (the “Definitive Notes”). On or prior to the later of (i) the 45th day following receipt by the Fiscal Agent of notice of an exchange of beneficial interests in the Permanent Global Note for Definitive Notes and (ii) the Exchange Date, the Fiscal Agent shall endorse the Permanent Global Note to reflect the reduction of its principal amount by the aggregate principal amount of Definitive Notes exchanged and the Fiscal Agent shall authenticate the Definitive Notes for which such beneficial interests in the Permanent Global Note are so exchanged and shall deliver such Definitive Notes (outside the United States) to Euroclear or Clearstream, as the case may be, for or on behalf of the beneficial owner or owners thereof. The Company will deliver, or cause to be delivered, to the Fiscal Agent a sufficient supply of Definitive Notes for delivery, authentication and endorsement by the Fiscal Agent as provided herein.

(e) (i) In the event that any Payment Date shall occur at a time when any portion of the principal amount of the Temporary Global Note has not been exchanged for beneficial interests in the Permanent Global Note, payments of principal of, and interest (including Additional Amounts, if any) on, that portion of the principal amount of the Temporary Global Note which has not been exchanged for beneficial interests in the Permanent Global Note shall be paid by the Company to the Fiscal Agent on or before such Payment Date and shall be held by the Fiscal Agent for payment to Euroclear or Clearstream upon such exchange (whereupon Euroclear and Clearstream have undertaken to credit such amount to the account of the holder(s) of the related portion(s)).

(ii) Interest payable after the delivery of a Definitive Note may be collected only upon presentation of the Coupons attached thereto as they mature.

(f) Any exchange pursuant to Section 1(d) shall be made free of charge to the holder and the beneficial owners of interests in the Temporary Global Note and to the holders of the Definitive Notes issued in exchange for beneficial interests in the Permanent Global Note as provided above.

(g) Upon return of the entire principal amount of the Temporary Global Note to the Fiscal Agent in exchange for beneficial interests in the Permanent Global Note, the Fiscal Agent shall cancel the Temporary Global Note by perforation and shall forthwith destroy such Temporary Global Note on behalf of the Company. If the entire principal amount of the Permanent Global Note is returned to the Fiscal Agent in exchange for Definitive Notes, the Fiscal Agent shall cancel the Permanent Global Note by perforation and shall forthwith destroy such Permanent Global Note on behalf of the Company.

(h) The Temporary Global Note, the Permanent Global Note and all Definitive Notes delivered by the Company to the Fiscal Agent shall be signed on behalf of the Company by a duly authorized officer of the Company, and any such signature may be manual or facsimile. The signature of any person who shall hold any office at the date of signature may be used notwithstanding that when any Note shall be delivered any such person shall have ceased to hold such office. The Company covenants that each such Note, when issued, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(i) The Company may, without the consent of the holders of the Notes and Coupons, issue from time to time additional Notes (“Additional Notes”), on each occasion under an agreement supplemental to this Agreement, and all of which will be treated as a single series with the Notes offered hereby. Upon each such issue of Additional Notes (if any) prior to the Exchange Date, such Exchange Date may, at the sole discretion of the Company, be extended without the consent of the holders of the Notes until the date which is 40 days after the later of (i) the commencement of the offering of the Additional Notes and (ii) the closing date of the Additional Notes, provided that such Exchange Date will not under any circumstances be extended to a date that is later than the date which is 90 days after the Closing Date.

Section 2. Payments.

(a) Prior to each date on which any payment (whether of principal or interest (including Additional Amounts, if any)) in respect of the Notes or the Coupons becomes due (a “Payment Date”), the Company shall issue irrevocable payment instructions to the bank through which such payment is to be made by tested telex or authenticated priority Swift message MT100 in a manner that ensures such payment shall be received by the Fiscal Agent by 10:00 a.m. New York time on each Payment Date, and shall, upon the request of the Fiscal Agent, provide the Fiscal Agent with a reference number for such irrevocable payment instructions.

(b) Subject to payment being duly made by the Company as provided above, the Paying Agents shall pay or cause to be paid on behalf of the Company on and after each Payment Date the amounts due in respect of the Notes or the Coupons (including Additional Amounts, if any), as the case may be, in accordance with the Conditions and the terms of this Agreement. So long as the Company has made payments as provided in Section 2(a) on or before each Payment Date, the Company shall not be liable for any delay in payments by the Fiscal Agent or any Paying Agent hereunder. Unless and until the full amount of any payment has been made to the Fiscal Agent, none of the Paying Agents shall be bound to make payments in respect of the Notes or the Coupons as aforesaid.

(c) (i) The Fiscal Agent shall forthwith notify by telex or cable each of the other Paying Agents and the Company in the event that it has not received the reference number referred to in Section 2(a) or on any Payment Date that it has not received the full amount so payable on such date.

(ii) In the absence of such notification from the Fiscal Agent in accordance with Section 2(c)(i) to the effect that the Fiscal Agent (a) has not received the reference number referred to in Section 2(a) or (b) has not received payment, such Paying Agent shall assume that the Fiscal Agent has received the reference number referred to in Section 2(a) and the full amount due on such Payment Date in respect of the Notes or the Coupons, as the case may be, and shall be entitled:

(A) to pay Notes and Coupons whether maturing or otherwise payable in accordance with the Conditions and this Agreement; and

(B) to claim from the Fiscal Agent any amounts so paid by it.

(d) The Fiscal Agent shall on demand promptly reimburse the other Paying Agents for payments in respect of the Notes and the Coupons if properly made by them in accordance with the Conditions and this Agreement.

(e) If the Fiscal Agent has not received by any Payment Date the full amount payable on such date but receives such full amount later it shall:

(i) forthwith so notify the other Paying Agents and the Company; and

(ii) as soon as practicable give notice to the holders of the Notes in accordance with the Conditions that it has received such full amount.

(f) Except as provided in Section 13 of the Conditions, all sums payable to the Fiscal Agent hereunder shall be paid in British Pounds Sterling, subject to applicable laws and regulations, in immediately available funds to such account as the Fiscal Agent may from time to time notify to the Company.

(g) No payment with respect to the principal of, or interest (including Additional Amounts, if any) on, any Notes will be made at any office of the Company, the Fiscal Agent or any Paying Agent in the United States, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States. In the case of Notes represented by beneficial interests in the Permanent Global Note (and except as provided in Section 1(e)), payments of principal and interest (including Additional Amounts, if any) will be made against presentation for endorsement and, if no further payment falls to be made in respect of Notes represented by the Permanent Global Note, surrender of the Permanent Global Note to the Fiscal Agent. The Fiscal Agent shall endorse a record of each payment so made in the Permanent Global Note, which shall be prima facie evidence that such payment has been made. In the case of Definitive

Notes and Coupons, payments of principal and interest (including Additional Amounts, if any) will be made against presentation and surrender of the Definitive Notes or Coupons, as the case may be, at the specified offices of any of the Paying Agents outside the United States, subject in each case to any applicable laws and regulations. Except as provided in Section 13 of the Conditions, such payments will be made, at the direction of the holder payee and subject to applicable laws and regulations, by a British Pounds Sterling check drawn on, or by transfer to a British Pounds Sterling account maintained by such holder payee with, a bank outside the United States.

(h) Subject to Sections 3 and 10 hereof, the Fiscal Agent shall be entitled to deal with monies paid to it hereunder in the same manner as other monies paid to it as a banker by its customers except that (i) it shall not be entitled to exercise any lien, right of set-off or similar claim in respect thereof and (ii) it shall not be liable to any person for interest on any sums held by it under this Agreement.

(i) If on presentation of a Note or Coupon the amount payable in respect thereof is not paid in full (otherwise than as a result of withholding or deduction of tax as permitted by the Conditions), the Paying Agent to which the Note or Coupon is presented shall ensure that such Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

(j) If the Company or any Paying Agent is compelled by United States law to make any withholding or deduction from any payment due in respect of any Note, it will make available to the Fiscal Agent for inspection, upon its written request, all records, accounts, certificates and other documents relating to such payment in order that the Fiscal Agent may confirm to the holder of such Note that such payment has been duly made.

Section 3. Repayment.

All monies paid by the Company to a Paying Agent for payment of the principal of, or interest (including Additional Amounts, if any) on, any Note and remaining unclaimed for two years after such payment has been made shall be repaid to the Company on its written request, and to the extent permitted by law, the holder of such Note thereafter may look only to the Company for payment as a general unsecured creditor thereof. Subject to applicable laws and regulations, any payment that will be made by the Company under this paragraph with respect to any Note will be made outside the United States.

Section 4. Redemption.

If the Company intends to redeem all of the Notes pursuant to Section 6 of the Conditions, it shall give the Fiscal Agent not less than 30 nor more than 60 days’ prior notice of such redemption, stating the date on which such Notes are to be redeemed.

Section 5. Cancellation, Destruction and Records.

(a) All Notes which are paid or redeemed (together with such unmatured Coupons as are attached thereto or are surrendered therewith at the time of such redemption) and all Coupons which are paid or have become void shall be cancelled forthwith by perforation by the Paying Agent by or through which they are redeemed, paid or received. Such Paying Agent shall give all relevant details to the Fiscal Agent and forthwith cancel the Notes and Coupons (if such Paying Agent is other than the Fiscal Agent).

(b) The Fiscal Agent or the relevant Paying Agent shall forthwith destroy all cancelled Notes and Coupons on behalf of the Company upon receipt thereof (whether directly or from any other Paying Agent).

(c) The Fiscal Agent shall as soon as practicable and in any event within three months after the date of any such redemption or payment furnish to the Company a certificate stating (i) the aggregate principal amount of Notes which have been paid or redeemed and cancelled and the aggregate amount paid in respect of Coupons which have been paid and cancelled, (ii) the serial numbers of such Notes, (iii) the total numbers by maturity date of such Coupons and (iv) that all such cancelled Notes and Coupons have been destroyed.

(d) The Fiscal Agent shall keep a full and complete record of all Notes and Coupons and of their validation, redemption, purchase, cancellation or payment (as the case may be) and of all replacement Notes and Coupons issued in substitution for lost, stolen, mutilated, defaced or apparently destroyed Notes or Coupons and shall make such record available at all reasonable times to the Company.

Section 6. Issue of Replacement Notes and Coupons.

(a) The Company shall cause a sufficient quantity of additional forms of Notes and Coupons to be made available, upon request, to the Fiscal Agent for the purpose of issuing replacement Notes and Coupons in accordance with the terms of this Agreement.

(b) The Fiscal Agent (in such capacity, the “Replacement Agent”) shall, subject to and in accordance with the Conditions and the following provisions of this Section 6, issue any replacement Notes or Coupons in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or apparently destroyed.

(c) In the case of a mutilated or defaced Note, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity and other document as the Company and the Replacement Agent may require) any replacement Note will only have attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

(d) The Replacement Agent shall not issue any replacement Note or Coupon unless and until the applicant therefor shall have:

(i) paid such costs as may be incurred in connection therewith;

(ii) (in the case of a lost, stolen, defaced, mutilated or destroyed Note or Coupon) furnished the Replacement Agent with such evidence (including evidence as to the serial number of the Note or Coupon in question) and indemnity in respect thereof as the Company and the Replacement Agent may require; and

(iii) surrendered to the Replacement Agent any mutilated or defaced Note or Coupon to be replaced.

(e) The Fiscal Agent shall cancel and destroy any mutilated or defaced Notes or Coupons replaced pursuant to this Section 6 and shall furnish the Company with a certificate stating the serial numbers of any Notes or Coupons so cancelled and destroyed.

(f) The Replacement Agent shall, on issuing any replacement Note or Coupon, forthwith inform the other Paying Agents and the Company of the serial number of such replacement Note or Coupon issued, the date of issue and the serial number of the Note or Coupon in place of which such replacement Note or Coupon has been issued.

(g) Whenever any Note or Coupon alleged to have been lost, stolen or destroyed in replacement for which a new Note or Coupon has been issued shall be presented to any of the Paying Agents for payment, the Paying Agent to which such Note or Coupon is presented shall immediately send notice thereof to the Fiscal Agent (if other than such Paying Agent), which shall so inform the Company and after consultation between them take appropriate action.

(h) Notwithstanding anything to the contrary stated herein, no replacement Note or Coupon shall be delivered within the United States.

Section 7. Notices to Holders of the Notes.

The Fiscal Agent shall publish such notices as are required to be given by the Fiscal Agent in Section 11(e) (relating to changes in Paying Agents), and Section 6 of the Conditions (relating to redemptions of the Notes).

At the request and expense of the Company, the Fiscal Agent shall arrange for the publication of all other notices to holders of the Notes in accordance with the Conditions.

Section 8. Documents and Forms.

The Company shall provide to the Fiscal Agent for distribution among the Paying Agents:

(i) specimen Notes;

(ii) sufficient copies of all documents required by the Conditions to be available for issue or inspection; and

(iii) in the event of a meeting of holders of the Notes being called, such forms and other documents as the Fiscal Agent may reasonably require for the purpose of such meeting.

Section 9. Indemnity.

(a) The Company shall on demand indemnify and keep indemnified the Fiscal Agent and each of the Paying Agents against any losses, liabilities, costs, claims, actions, demands or expenses which they may incur or which may be made against them as a direct result of or in connection with their appointment or the exercise of their powers, discretions, authorities and the performance of their duties hereunder (including, without limiting the generality of the foregoing, any action based upon a claim that the Fiscal Agent, any of the Paying Agents or the Company has contravened the securities laws of any jurisdiction), except such as may result from the breach by the Fiscal Agent or such Paying Agent of the terms of this Agreement or the Notes or from their own negligence, gross negligence, willful misconduct, fraud, or material failure to perform the obligations expressly undertaken by them hereunder or that of their officers, employees or agents.

(b) The Fiscal Agent and each of the Paying Agents shall on demand severally and not jointly indemnify and keep indemnified the Company against any losses, liabilities, costs, claims, actions, demands or expenses (including, without limiting the generality of the foregoing, any action based upon a claim that the Fiscal Agent, any of the Paying Agents or the Company has contravened the securities laws of any jurisdiction) which the Company may incur or which may be made against the Company as a direct result of the breach by the Fiscal Agent or such Paying Agent of the terms of this Agreement or the Notes or its gross negligence or wilful misconduct or that of its officers, employees or agents, except such as may result from the Company’s own negligence, gross negligence, willful misconduct, fraud, or material failure to perform the obligations expressly undertaken by it hereunder or that of its officers, employees or agents.

(c) The indemnification obligations set forth herein shall survive the termination or expiration of this Agreement.

(d) Except in the case of its negligence, gross negligence, fraud, or wilful default, the Fiscal Agent and each of the Paying Agents shall not be liable for any act or omission under this Agreement or if any Note shall be lost, stolen, destroyed or damaged. Under no circumstances shall the Fiscal Agent and each of the Paying Agents be liable for any consequential or special loss, howsoever caused or arising.

Section 10. General.

(a) In acting under this Agreement, the Fiscal Agent and the Paying Agents are acting solely as agents of the Company and do not assume any obligation to or relationship of agency or trust for or with any of the holders for the time being of the Notes or Coupons, except that all funds held by the Paying Agents, excluding the Fiscal Agent acting in such capacity, for payment to the holders of the Notes shall be held in a segregated account, to be applied as set forth herein. The Fiscal Agent and the Paying Agents shall only be obligated to perform the duties set forth in this Agreement and shall not be obligated to perform any implied duties.

(b) The Fiscal Agent may consult on any legal matter any legal adviser selected by it, which may be an employee of or legal adviser to the Company, and the Fiscal Agent and each of the Paying Agents shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser. The reasonable expenses incurred by the Fiscal Agent for the fees of such legal advisers shall be for the account of the Company and shall be subject to reimbursement pursuant to the letter referred to in Section 12.

(c) Without limiting the protections of Section 10(g) hereof, the Fiscal Agent and each of the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note or Coupon, notice, direction, consent, certificate, affidavit, statement, cablegram or other paper, document or communication reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

(d) The Fiscal Agent and each of the Paying Agents, their affiliates and their respective officers, directors and employees may become the owner of, or acquire any interest in, any Note or Coupon, with the same rights that they would have if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent hereunder, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of, or lenders to, the Company as freely as if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent hereunder.

(e) The Fiscal Agent and each of the Paying Agents will forthwith deliver to the Company a copy of any notice or other document delivered to it by any Noteholder or Couponholder (as each such term is defined in the preamble to the Conditions) in its capacity as the Fiscal Agent or a Paying Agent hereunder.

(f) Except as required by Section 10(e), neither the Fiscal Agent nor any of the Paying Agents shall have any duty or responsibility in case of any default by the Company in the performance of its obligations under the Conditions (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company).

(g) The Fiscal Agent, the Paying Agents and the Company shall (except as ordered by a court of competent jurisdiction or as required by law) notwithstanding any notice to the contrary be entitled to treat the bearer of any Note or Coupon as the absolute owner thereof for all purposes and shall not be liable for so doing.

Section 11. Changes in Fiscal Agent and Paying Agents.

(a) The Company may at any time:

(i)	appoint additional Paying Agents; and

(ii)	subject to Section 11(c), terminate the appointment of

(A) the Fiscal Agent or

(B) with the prior written consent of the Fiscal Agent, any Paying Agent,

in each case by giving the party concerned and, in the case of any Paying Agent, the Fiscal Agent no less than 60 days’ written notice to that effect, which notice may not become effective less than 30 days before or after any Payment Date; provided, however, that the Company undertakes that, if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN council meeting of 26th-27th November 2000 is issued, or any law implementing or complying with, or introduced in order to conform to, any such Directive is enacted, to the extent permitted by law, it will maintain a Paying Agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to any such Directive or law.

(b) Subject to Section 11(c), the Fiscal Agent or any Paying Agent may resign its appointment hereunder at any time by giving to the Company, and in the case of any Paying Agent to the Fiscal Agent, not less than 60 days’ prior written notice to that effect, which notice shall expire not less than 30 days before or after any Payment Date.

(c) Notwithstanding Sections 11(a) and 11(b):

(i) no resignation by or termination of the appointment of the Fiscal Agent shall take effect until another bank or financial institution has been appointed on the terms of this Agreement to act as Fiscal Agent in its place; and

(ii) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be (so long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires) a Paying Agent in Luxembourg;

provided that, in the event the appointment of the Fiscal Agent or the Paying Agent in Luxembourg has been terminated by the Company pursuant to Section 11(a) or the Fiscal Agent or the Paying Agent in Luxembourg has resigned its appointment pursuant to Section 11(b), and the Company has failed to appoint a new Fiscal Agent or Paying Agent, as applicable, prior to the date which is 10 days before the scheduled date of termination or resignation, the Fiscal Agent may select another bank or financial institution to act as Fiscal Agent in its place or appoint a Paying Agent in Luxembourg, as applicable.

(d) Any Paying Agent may change the address of its office, in which event it shall give to the Company and the Fiscal Agent not less than 30 days’ prior written notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

(e) The Fiscal Agent shall give to the holders of the Notes in accordance with the Conditions not less than 30 days’ notice of any such proposed appointment, termination, resignation or change of which it is aware.

(f) Any successor Fiscal Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent or Paying Agent, without any further act, deed or conveyance shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent or Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent or Paying Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Fiscal Agent or Paying Agent hereunder.

(g) Any retiring Fiscal Agent or Paying Agent shall, following its resignation or removal, continue to enjoy the indemnities set forth herein with respect to the performance or non-performance of its obligations hereunder while serving as Fiscal Agent or Paying Agent, as the case may be.

Section 12. Commissions, Fees and Expenses.

The Fiscal Agent will receive as compensation for its services under this Agreement the fees and expenses referred to in a letter dated the date hereof from the Fiscal Agent to the Company and the Company shall be responsible for all taxes, stamp duty and reasonable out-of-pocket expenses (including legal, advertising, telex and postage expenses) incurred by the Fiscal Agent in performing its duties hereunder.

Section 13. Notices and Communications.

(a) All communications hereunder shall be in writing and shall be delivered at or sent by facsimile or telexed to the applicable party at its address set forth on the signature pages of this Agreement or at such other address as such party shall have notified to the other parties in a communication complying with this Section 13(a). Any communication so sent by facsimile or telex shall be deemed to have been delivered at the time of dispatch upon confirmation of receipt or confirmed answerback.

(b) All communications relating to this Agreement between the Company and any of the Paying Agents or between the Paying Agents themselves shall be made through the Fiscal Agent.

(c) All notices received by the Fiscal Agent on behalf of the Company under this Agreement and the Notes shall be delivered to the Company by the Fiscal Agent on the dates on which the Fiscal Agent receives such notices.

Section 14. Meetings of Holders, Modification and Waiver.

(a) Modifications and amendments to this Agreement or to the Conditions, insofar as such modifications or amendments affect the rights, powers, duties or obligations of the holders of the Notes, may be made, and future compliance with or past default by the Company under any of the provisions hereof or thereof may be waived by the holders of the Notes, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, or of such lesser percentage as may act at a meeting of the holders of the Notes held in accordance with the provisions set forth herein, to be held at such time and at such place as the Company shall determine; provided that no such modification, amendment or waiver may, without the consent of the holder of each Note affected thereby, (i) waive a default in the payment of the principal of or interest (including Additional Amounts, if any) on any such Note, or change the stated maturity of the principal of or any instalment of interest on any such Note; (ii) reduce the principal amount of or the rate of interest (including Additional Amounts, if any)

on any such Note or change the obligation of the Company to pay Additional Amounts with respect to such Note; (iii) change the currency of payment of principal of or interest on any such Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (v) reduce the percentage of aggregate principal amount of Notes outstanding necessary to modify or amend this Agreement or the Conditions or reduce the percentage of votes required for the adoption of any action at a meeting of holders of Notes; or (vi) modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified herein. Any modifications, amendments or waivers to the Fiscal Agency Agreement or to the Conditions will be conclusive and binding on all holders of the Notes, whether or not they have given such consent or were present at such meeting, and on all holders of Coupons, whether or not notation of such modifications, amendments or waivers is made upon the Notes or Coupons, and on all future holders of Notes and Coupons. Any instrument given by or on behalf of any holder of a Note or Coupon in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

(b) Notice of any meeting of holders of Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 11 of the Conditions at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of holders of Notes, a person shall be (i) a holder of one or more Notes, including a beneficial owner of an interest in a Global Note with respect to the Notes, or (ii) a person appointed by an instrument in writing as proxy by the holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of holders of Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

(c) The persons entitled to vote a majority in aggregate principal amount of Notes at the time outstanding shall constitute a quorum at a meeting convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for the lack of a quorum, the persons entitled to vote 25 per cent. in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum.

(d) At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution (except a resolution relating to any of the matters set out in Section 14(a)(i) to (vi) (inclusive)) shall be effectively passed and decided if passed and/or decided by the persons entitled to vote the lesser of (i) a majority in aggregate principal amount of the Notes then outstanding and (ii) 75 per cent. in aggregate principal amount of the Notes represented and voting at the meeting. Any holder of Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such holder of Notes shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with this Section shall be binding on all the holders of Notes whether or not present or represented at the meeting.

(e) The holding of Notes shall be proved by the production of such Notes or by a certificate, satisfactory to the Company, executed by any bank, banker, trust company or recognized securities dealer, wherever situated, satisfactory to the Company. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified serial number and having a specified denomination was deposited with or exhibited to such bank, banker, trust company, or recognized securities dealer by the person named in such certificate or, in the case of Notes represented by beneficial interests in a Global Note, that such person is entitled to such beneficial interest and specifying the principal amount thereof. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect to the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person or (iii) the Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company.

(f) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting, each holder of Notes or proxy shall be entitled to one vote for each £1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of Notes or proxy. Any meeting of holders of Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting be held as so adjourned without further notice.

(g) The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballot. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to the said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other duplicate to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(h) Notwithstanding anything to the contrary contained in Section 14(a) above, this Agreement and the Notes (including the Conditions) may be amended by the Company and the Fiscal Agent without the consent of any Noteholders or Couponholders, for the purpose of (i) adding to the covenants of the Company for the benefit of the holders of Notes or Coupons, (ii) surrendering any right or power conferred upon the Company, (iii) evidencing the succession of a corporation or other person to the Company and the assumption by such successor of the covenants and obligations of the Company in this Agreement and the Notes (including the Conditions), (iv) conforming anything herein or therein to conventions applicable to instruments denominated in euro or enabling the Notes to be consolidated with one or more issues of other notes as provided in Section 13(g) of the Conditions or (v) correcting or supplementing any provision contained herein or therein.

Section 15. Governing Law.

This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

Section 16. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

Section 17. Interpretation; Index to Certain Definitions.

(a) Unless the context requires otherwise, each reference in this Agreement to a Section, Exhibit or Schedule shall be deemed to be a reference to such Section, Exhibit or Schedule of or to this Agreement, and the word “herein” and words of like import shall refer to this Agreement as a whole.

(b) Definitions of the following terms for purposes of this Agreement and the Notes are found where indicated for each below:

Additional Amounts—Condition 8

Additional Notes—Section 1

Agreement—preamble to this agreement

Business Day—Condition 5

Clearstream—Section 1, Exhibit A, Exhibit B and Condition 1

Closing Date—Section 1

Common Depositary—Section 1, Exhibit A, Exhibit B and Condition 1

Company—preamble, Exhibit A, Exhibit B, Exhibit C and preamble to the Conditions

Conditions—Section, 1 Exhibit A, Exhibit B, Exhibit C and Exhibit D

Couponholders—preamble to the Conditions

Coupons—Section 1, Exhibit A, Exhibit B and Condition 1

Definitive Notes—Section 1 and Exhibit B

Euroclear—Section 1, Exhibit A, Exhibit B and Condition 1

Event of Default—Condition 9

Exchange Date—Section 1, Exhibit A and Exhibit B

Fiscal Agency Agreement—Exhibit A, Exhibit B, Exhibit C and preamble to the Conditions

Fiscal Agent—Section 1, Exhibit A, Exhibit B, Exhibit C and preamble to the Conditions

Interest Payment Date—Exhibit C and Condition 5

Issue Date—Condition 5

Noteholders—preamble to the Conditions

Notes—Section 1, Exhibit A, Exhibit B and preamble to the Conditions

Paying Agents—Section 1 and preamble to the Conditions

Payment Date—Section 2

Permanent Global Note—Section 1, Exhibit A and Condition 1

Replacement Agent—Section 6 and Condition 10

Temporary Global Note—Section 1 and Condition 1

United States—Section 1, Condition 1, Exhibit E and Exhibit F

IN WITNESS WHEREOF this Fiscal Agency Agreement has been entered into on the day and year first above written.

Address:	THE PROCTER & GAMBLE COMPANY

One Procter & Gamble Plaza
Cincinnati, Ohio 45202
U.S.A.
Attention: Vice President and Treasurer	By:	/s/ Juan Pedro Hernandez
Telephone: 001 513 983 1100		Name: Juan Pedro Hernandez
Fax: 001 513 983 2261		Title: Vice President and Treasurer

Address:	BANK ONE, NA, acting through its London
Branch
27 Leadenhall Street	as Fiscal Agent and Principal Paying Agent
London
EC3A 1AA
Attention: Corporate Trust Operator
Telephone: +44 207 903 4911
Fax: +44 171 867 9186	By:	/s/ Stuart J. Draper
Telex: 8812157 DCC		Name: Stuart J. Draper
Title: Officer

Address:	BNP PARIBAS SECURITIES SERVICES,
Luxembourg branch
23, avenue de la Porte Neuve	as Paying Agent
L-2085 Luxembourg
Attention: Global Corporate Trust
Telephone: +352 26 96 2000
Fax: +352 26 96 97 57
Telex: 60764 parom lu	By:	/s/ Marie-Pia MULLER
Name: Marie-Pia MULLER
Title:

	By:	/s/ François VALERI
Name: François VALERI
Title:

EXHIBIT A

[FORM OF TEMPORARY GLOBAL NOTE]

THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due 2033

This Note is a Temporary Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by The Procter & Gamble Company (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “Notes”, which expression shall include any Additional Notes issued under agreements supplemental to the Fiscal Agency Agreement), in the aggregate principal amount of 200,000,000 BRITISH POUNDS STERLING. The Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of December 4, 2002 (the “Fiscal Agency Agreement”), between the Company and Bank One, NA, acting through its London Branch, as fiscal agent and principal paying agent (the “Fiscal Agent”), and the paying agents named therein. This Temporary Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) set out in Exhibit D to the Fiscal Agency Agreement.

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 19, 2033, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of 200,000,000 BRITISH POUNDS STERLING (£200,000,000), or such lesser amount as shall be the outstanding principal amount hereof after deduction of the aggregate principal amount of interests in a single permanent global Note in bearer form without coupons substantially in the form set forth in Exhibit B to the Fiscal Agency Agreement (the “Permanent Global Note”) issued in exchange for a portion or portions hereof, and will pay interest on the said principal sum in accordance with the Conditions from December 4, 2002 in arrears on each Interest Payment Date, together with such additional amounts (if any) as may be payable under Section 8 of the Conditions, subject to and in accordance with the Conditions.

This Temporary Global Note will be deposited with Bank One, NA, acting through its London Branch, as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear or Clearstream may have directed). The principal amount of this Temporary Global Note shall be reduced on exchange for interests in the Permanent Global Note by endorsement by the Fiscal Agent as specified below.

Not earlier than the Exchange Date (as defined below) Clearstream or Euroclear may present to the Fiscal Agent one or more certificates signed by Clearstream or Euroclear, as the case may be, dated not earlier than the Exchange Date, substantially in the form of Exhibit E to the Fiscal Agency Agreement with respect to all or a portion of the principal amount of this Temporary Global Note, whereupon the Fiscal Agent will endorse on Schedule II hereto as a subtraction the amount of the portion of this Temporary Global Note in respect of which such certificates have been received in exchange, outside the United States, for interests in the Permanent Global Note.

Each of Clearstream and Euroclear has agreed with the Company that upon the request of an account holder of a portion of this Temporary Global Note for the exchange of some or all of such portion of this Temporary Global Note for interests in the Permanent Global Note, accompanied by a certificate or certificates substantially in the form of Exhibit F to the Fiscal Agency Agreement and dated not earlier than 15 days prior to the date of the certificate of Euroclear or Clearstream to which such certificate relates, it will deliver to the Fiscal Agent the certificate substantially in the form of Exhibit E to the Fiscal Agency Agreement in respect of such portion of this Temporary Global Note (but only to the extent that the certificate of such account holder has not been modified by subsequent communications).

Upon any exchange of a part of this Temporary Global Note for an interest in the Permanent Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on Schedule II hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

For the purposes hereof, “Exchange Date” shall mean the date which is 40 days (subject to extension as described below) after the later of (i) the commencement of the offering of the Notes and (ii) the Closing Date. Provided that upon an issue of Additional Notes (if any) prior to the Exchange Date, such Exchange Date may, at the sole discretion of the Company, be extended, without the consent of the holders of the Notes, until the date which is 40 days after the later of (A) the commencement of the offering of the Additional Notes and (B) the closing date of the Additional Notes, provided further that such Exchange Date will not under any circumstances be extended to a date that is later than the date which is 90 days after the Closing Date. The Exchange Date shall not be subject to extension except as described above.

Until the entire principal amount of this Temporary Global Note has been exchanged for interests in the Permanent Global Note, holders of beneficial interests in this Temporary Global Note shall in all respects be entitled to the same benefits and be subject to the same terms and conditions as a holder of a beneficial interest in the Permanent Global Note or a holder of Definitive Notes for which such interests could be exchanged, except that the holder hereof shall not be entitled to receive payments of principal of, or interest (including Additional Amounts, if any) on, this Temporary Global Note, except as provided in the Fiscal Agency Agreement and in this Temporary Global Note.

All terms used in this Temporary Global Note which are defined in the Fiscal Agency Agreement and the Conditions shall, unless otherwise defined herein, have the meanings assigned to them therein.

Following redenomination of the Notes pursuant to Section 13 of the Conditions, the amount of interest due and unpaid in respect of the Notes represented by the Permanent Global Note and/or this Temporary Global Note will be calculated by reference to the aggregate principal amount of the Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this Temporary Global Note shall not be valid or obligatory for any purpose.

This Temporary Global Note is governed by and shall be construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF the Company has caused this Temporary Global Note to be signed on its behalf by its duly authorized officer.

Dated:	THE PROCTER & GAMBLE COMPANY

[SEAL]

ATTEST:	By:
Name: Juan Pedro Hernandez
Title: Vice President and Treasurer

By:
Name: Sharon E. Abrams
Title: Secretary

CERTIFICATE OF AUTHENTICATION

This is the Temporary Global Note described in the within-mentioned Fiscal Agency Agreement

Bank One, NA, acting through its London Branch
as Fiscal Agent

By:	By:
Authorized Officer		Authorized Officer

SCHEDULE I

THE COMPANY

THE PROCTER & GAMBLE COMPANY

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

U.S.A.

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Bank One, NA, acting through its London Branch

27 Leadenhall Street

London

EC3A 1AA

U.K.

PAYING AGENT

BNP Paribas Securities Services, Luxembourg branch

23, avenue de la Porte Neuve

L-2085 Luxembourg

SCHEDULE II

EXCHANGES FOR INTERESTS IN THE PERMANENT GLOBAL NOTE

The following exchanges of a part of this Temporary Global Note for an interest in the Permanent Global Note have been made:

Date Made	Principal amount exchanged for an interest in the Permanent Global Note	Remaining principal amount following suchexchange	Notation made on behalf of the Fiscal Agent

EXHIBIT B

[FORM OF PERMANENT GLOBAL NOTE]

THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(i) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due 2033

This Note is a Permanent Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by The Procter & Gamble Company (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “Notes”, which expression shall include any Additional Notes issued under agreements supplemental to the Fiscal Agency Agreement), in the aggregate principal amount of 200,000,000 BRITISH POUNDS STERLING. The Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of December 4, 2002 (the “Fiscal Agency Agreement”), between the Company and Bank One, NA, acting through its London Branch, as fiscal agent and principal paying agent (the “Fiscal Agent”), and the paying agents named therein. This Permanent Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) set out in Exhibit D to the Fiscal Agency Agreement.

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 19, 2033, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of 200,000,000 BRITISH POUNDS STERLING (£200,000,000), or such lesser amount as shall be the outstanding principal amount hereof shown by the latest entry in the fourth column of Schedule II hereto following exchanges of interests in the Temporary Global Note and after deduction of the aggregate principal amount of definitive Notes in bearer form, with Coupons (“Definitive Notes”) issued in exchange for a portion or portions hereof, and will pay interest on the said principal sum in accordance with Section 5 of the Conditions from December 4, 2002 in arrears on each Interest Payment Date, together with such additional amounts (if any) as may be payable under Section 8 of the Conditions, subject to and in accordance with the Conditions.

This Permanent Global Note will be deposited with Bank One, NA acting through its London Branch, as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear or Clearstream may have directed). The principal amount of this Permanent Global Note shall be reduced on exchange for Definitive Notes by endorsement by the Fiscal Agent as specified below.

Interests in this Permanent Global Note shall be exchangeable in whole after the Exchange Date (only outside the United States and subject to the terms and conditions of Euroclear and Clearstream) for an equal aggregate principal amount of Definitive Notes substantially in the form set forth in Exhibit C to the Fiscal Agency Agreement, upon 45 days’ written notice (which may be given at any time after the Closing Date) to the Fiscal Agent by Euroclear or Clearstream, as the case may be, acting at the request of or on behalf of any owner or owners of beneficial interests in this Permanent Global Note. For the purposes hereof, “Exchange Date” shall mean the date which is 40 days (subject to extension as described below) after the later of (i) the commencement of the offering of the Notes and (ii) the Closing Date. Provided that upon an issue of Additional Notes (if any) prior to the Exchange Date, such Exchange Date may, at the sole discretion of the Company, be extended, without the consent of the holders of the Notes until the date which is 40 days after the later of (A) the commencement of the offering of the Additional Notes and (B) the closing date of the Additional Notes, provided further that such Exchange Date will not under any circumstances be extended to a date that is later than the date which is 90 days after the Closing Date. The Exchange Date shall not be subject to extension except as described above.

Each of Clearstream and Euroclear has further agreed with the Company that upon request of an account holder of a portion of this Permanent Global Note for the exchange for Definitive Notes, it will request from the Fiscal Agent and cause to be delivered, in exchange for this Permanent Global Note, Definitive Notes in an amount equal to the aggregate principal amount to be exchanged.

Upon any exchange of this Permanent Global Note for Definitive Notes, the portion of the principal amount hereof so exchanged shall be endorsed as a subtraction by the Fiscal Agent on Schedule II hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Until the entire principal amount of this Permanent Global Note has been exchanged for Definitive Notes, holders of beneficial interests in the Permanent Global Note shall in all respects be entitled to the same benefits and be subject to the same terms and conditions as a holder of Definitive Notes for which such interests could be exchanged.

All terms used in this Permanent Global Note which are defined in the Fiscal Agency Agreement, the Conditions or the Definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein.

Following redenomination of the Notes pursuant to Section 13 of the Conditions, the amount of interest due and unpaid in respect of the Notes represented by the Temporary Global Note and/or this Permanent Global Note will be calculated by reference to the aggregate principal amount of the Notes and the amount of such payment shall be rounded down to the nearest euro 0.01. If, after the Redenomination Date (as defined in Section 13 of the Conditions), Definitive Notes are required to be issued as provided above, they shall be issued at the expense of the Company in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent any remaining amounts less than euro 1,000 or such smaller denominations as the Fiscal Agent may approve) euro 0.01 and such other denominations as the Fiscal Agent may specify and notify the Noteholders in accordance with Section 11 of the Conditions.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this Permanent Global Note shall not be valid or obligatory for any purpose.

This Permanent Global Note is governed by and shall be construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF the Company has caused this Permanent Global Note to be signed on its behalf by its duly authorized officer.

Dated:	THE PROCTER & GAMBLE COMPANY

[SEAL]
By:
Name: Juan Pedro Hernandez
ATTEST:		Title: Vice President and Treasurer

By:
Name: Sharon E. Abrams
Title: Secretary

CERTIFICATE OF AUTHENTICATION

This is the Permanent Global Note described in the within-mentioned Fiscal Agency Agreement

Bank One, NA, acting through its London Branch
as Fiscal Agent

By:	By:
Authorized Officer		Authorized Officer

SCHEDULE I

THE COMPANY

THE PROCTER & GAMBLE COMPANY

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

U.S.A.

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Bank One, NA, acting through its London Branch

27 Leadenhall Street

London

EC3A 1AA

U.K.

PAYING AGENT

BNP Paribas Securities Services, Luxembourg branch

23, avenue de la Porte Neuve

L-2085 Luxembourg

SCHEDULE II

PRINCIPAL AMOUNT OF THIS PERMANENT GLOBAL NOTE

The aggregate principal amount of this Permanent Global Note is as shown by the latest entry made by or on behalf of the Fiscal Agent in the fourth column below. Increases in the principal amount of this Permanent Global Note following exchanges of a part of the Temporary Global Note for interests in this Permanent Global Note and reductions in the principal amount of this Permanent Global Note following exchanges for Definitive Notes are entered in the second and third columns below.

Date Made	Reason for change in the principal amount of this Permanent Global Note*	Amount of such change	Remaining principal amount following such exchange	Notation made on behalf of the Fiscal Agent

*	State whether increase/reduction following (1) exchange of part of Temporary Global Note; (2) exchange for Definitive Notes

SCHEDULE III

INTEREST PAYMENTS IN RESPECT OF THIS PERMANENT GLOBAL NOTE

The following payments of interest in respect of this Permanent Global Note have been made:

Date Made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Fiscal Agent

EXHIBIT C

[FORM OF DEFINITIVE NOTE]

THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

No. ISIN No. xs0158603083	[£1,000][£10,000][£100,000]

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due 2033

The Procter & Gamble Company, a corporation duly organized and existing under the laws of the State of Ohio (the “Company,” which term shall include any successor corporation), for value received hereby promises to pay to the bearer upon surrender hereof at the offices of the Paying Agents set forth on the reverse hereof (and/or any other Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the holders of the Notes) the principal sum of [ONE THOUSAND] [TEN THOUSAND] [ONE HUNDRED THOUSAND] BRITISH POUNDS STERLING [£1,000] [£10,000] [£100,000] (together with such Additional Amounts (if any) as may be payable under Section 8 of the Conditions) on January 19, 2033 and to pay interest thereon, from the date hereof, in arrears on January 19 in each year (“Interest Payment Date”), commencing January 19, 2004 at the rate of 5.25% per annum (together with such Additional Amounts (if any) as may be payable under Section 8 of the Conditions) until the principal hereof is paid or made available for payment but only upon presentment and surrender of interest Coupons attached hereto as they severally mature.

This Note is issued with the benefit of a Fiscal Agency Agreement, dated as of December 4, 2002 (the “Fiscal Agency Agreement”), between the Company and Bank One, NA, acting through its London Branch, as fiscal agent and principal paying agent (the “Fiscal Agent”), and the Paying Agents named therein. This Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) attached hereto. All terms used in this Note which are defined in the Fiscal Agency Agreement or the Conditions shall, unless otherwise defined herein, have the meanings assigned to them therein.

Neither this Note nor any Coupon attached hereto shall become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent or an agent thereof acting under the Fiscal Agency Agreement.

This Note is governed by and shall be construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, the Company has caused this Note and the Coupons appertaining hereto to be signed in facsimile on its behalf.

Dated:	THE PROCTER & GAMBLE COMPANY

[SEAL]
By:
Name:

ATTEST:		Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Definitive Notes referred to in the within-mentioned Fiscal Agency Agreement.

By or on behalf of Bank One, NA, acting through its London Branch as Fiscal Agent

By:	By:
Authorized Officer		Authorized Officer

SCHEDULE I

THE COMPANY

THE PROCTER & GAMBLE COMPANY

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

U.S.A.

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Bank One, NA, acting through its London Branch

27 Leadenhall Street

London

EC3A 1AA

U.K.

PAYING AGENT

BNP Paribas Securities Services, Luxembourg branch

23, avenue de la Porte Neuve

L-2085 Luxembourg

[FORM OF FACE OF COUPON]

THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

[Coupon Amount]
Due January 19,

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due January 19, 2033

Unless the Note to which this Coupon appertains has been called for previous redemption and payment thereof duly provided for, The Procter & Gamble Company, a corporation duly organized and existing under the laws of the State of Ohio (the “Company,” which term shall include any successor corporation), on the date set forth hereon, will pay to bearer (subject to the Terms and Conditions (the “Conditions”) of the Notes, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to the Note), upon presentment and surrender hereof at the offices of the Paying Agents set forth on the reverse hereof (and/or any other Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the holders of the Notes) the sum of             BRITISH POUNDS STERLING (£             ) (together with such Additional Amounts (if any) as may be payable under Section 8 of the Conditions).

Under the Conditions, the Note may, in certain circumstances, become due and payable before the maturity date of this Coupon. In any such event, this Coupon shall become void and no payment shall be made in respect thereof.

The Procter & Gamble Company

By:
Name:
Title:

[REVERSE OF COUPON]

PAYING AGENTS

BNP Paribas Securities Services,	Bank One, NA, acting through its
Luxembourg branch	London Branch
23, avenue de la Porte Neuve	27 Leadenhall Street
L-2085 Luxembourg	London EC3A 1AA
U.K.

EXHIBIT D

TERMS AND CONDITIONS OF THE NOTES

The £200,000,000 5.25% Notes due January 19, 2033 (the “Notes”, which expression shall include any Additional Notes (as defined in Section 1 of the Fiscal Agency Agreement) issued under agreements supplemental to the Fiscal Agency Agreement) have been issued under a Fiscal Agency Agreement, dated as of December 4, 2002 (the “Fiscal Agency Agreement”, between The Procter & Gamble Company (the “Company”), Bank One, NA, acting through its London Branch, as fiscal agent and principal paying agent (the “Fiscal Agent,” which expression shall include any successor as fiscal agent under the terms of the Fiscal Agency Agreement), and the paying agents named therein (such paying agents, the Fiscal Agent, in its capacity as principal paying agent, and any successor or additional paying agents appointed pursuant to the Fiscal Agency Agreement are referred to collectively herein as the “Paying Agents”). Certain statements herein are a summary of, and are subject to the detailed provisions of, the Fiscal Agency Agreement. The Fiscal Agency Agreement contains provisions which are expressed to be for the benefit of the holders of the Notes (the “Noteholders”) and of the coupons attached thereto (the “Couponholders”) and such provisions shall be deemed to be incorporated in these Conditions. Copies of the Fiscal Agency Agreement are available for inspection at the offices of the Fiscal Agent and the Paying Agents specified on Schedule I to the Global Notes (defined below) (or, in the case of any successor Fiscal Agent or Paying Agent, identified in the notification to Noteholders of the appointment of such successor in accordance with Section 11 of the Conditions). The Noteholders and the Couponholders will be deemed to have notice of and be bound by all the provisions contained in the Fiscal Agency Agreement.

Section 1. Delivery, Form and Denomination.

The Notes initially will be represented by a single temporary global note in bearer form (the “Temporary Global Note”), without interest coupons, which will be deposited with and held by Bank One, NA, acting through its London Branch, as common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V. as the operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Not earlier than the Exchange Date, beneficial interests in the Temporary Global Note will be exchangeable outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the “United States”) for an equal aggregate principal amount of beneficial interests in a single permanent global note in bearer form, without interest coupons (the “Permanent Global Note” and, together with the Temporary Global Note, the “Global Notes”), upon and to the extent that the certification requirements set forth in the Fiscal Agency Agreement have been complied with. Certain details as to procedures and prerequisites for owners of beneficial interests in the Temporary Global Note to exchange such interests for beneficial interests in the Permanent Global Note are set forth in the Temporary Global Note and the Fiscal Agency Agreement. Beneficial interests in the Permanent Global Note will be exchangeable in whole after the Exchange Date (only outside the United States and subject to general terms and conditions of Euroclear and Clearstream) upon 45 days’ written notice (which may be given at any time after the Closing Date), for an equal aggregate principal amount of

Definitive Notes in bearer form with interest coupons (“Coupons”). Any Definitive Notes issued in exchange for such interests will be in bearer form only in denominations of £1,000, £10,000 and £100,000 with Coupons attached thereto, and title to such Definitive Notes and Coupons will pass upon delivery.

Each Note and Coupon will carry the following legend:

“This obligation has not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in contravention of that Act. Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code.”

Section 2. Status.

The Notes constitute direct, unconditional and unsecured obligations of the Company and will at all times rank equally among themselves and equally (subject to such obligations as are mandatorily preferred by law) with all other present and future unsecured and unsubordinated obligations of the Company. Neither the Fiscal Agency Agreement nor the Notes limit other indebtedness or securities which may be incurred or issued by the Company or Subsidiaries of the Company (as defined below). The Fiscal Agency Agreement and the Notes contain only the financial or similar restrictions on the Company or Subsidiaries of the Company set forth below in these Conditions. The Company may, without the consent of the holders of the Notes and Coupons, issue from time to time Additional Notes (as defined in Section 1 of the Fiscal Agency Agreement) under an agreement supplemental to the Fiscal Agency Agreement which will be treated as a single series with the Notes.

Section 3. Limitations upon Liens and Sales and Leasebacks.

(a) The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Mortgage of any Principal Domestic Manufacturing Property or on any shares of stock or Debt of any Domestic Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinated to the Notes) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in Section 3(b)), would not exceed 5 per cent. of the Consolidated Net Tangible Assets. The restriction will not apply to, and there shall be excluded in computing secured Debt in any computation under the Section 3(a), Debt secured by, (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary, (b) Mortgages in favor of the Company or any Domestic Subsidiary, (c) Mortgages in favor of the United States, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 120 days after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof, and (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (d) inclusive; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

(b) The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation thereof by the Company or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (hereinafter referred to as a “sale and leaseback transaction”) unless either (i) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 3(a) above on the Principal Domestic Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Notes, or (ii) the Company within 120 days after the sale or transfer shall have been made by the Company or by a Domestic Subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the Principal Domestic Manufacturing Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Domestic Manufacturing Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman or a Vice Chairman of the Board of the Company, its President, any Vice President of the Company, its Treasurer and its Comptroller) to the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (x) the principal amount of any Notes delivered within 120 days after such sale for retirement and cancellation, and (y) the principal amount of Funded Debt, other than the Notes, voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this Section 3(b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Certain Definitions

The term “Attributable Debt” means as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of 10 per cent. per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which is may be so terminated.

The term “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any amount thereof constituting Funded Debt by reason of being renewable or extendible) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

The term “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

The term “Domestic Subsidiary” means a Subsidiary of the Company except a Subsidiary (i) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or (ii) which is engaged primarily in financing the operations of the Company or its Subsidiaries, or both, outside the United States.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

The term “Mortgage” means pledges, mortgages and other liens.

The term “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof.

The term “Principal Domestic Manufacturing Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing or processing and located in the United States, owned or leased by the Company or any Subsidiary of the Company, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds  3⁄4 of 1 per cent. of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof (i) which is a pollution control or other facility financed by obligations issued by a State or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

The term “Subsidiary” means a corporation more than 50 percent of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 4. Company May Consolidate, etc., Only on Certain Terms.

(a) The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Corporation”) and shall expressly assume, by amendment to the Fiscal Agency Agreement signed by the Company and such Successor Corporation and delivered to the Fiscal Agent, the due and punctual payment of the principal of and any interest on (including any Additional Amounts payable pursuant to Section 8 hereof) all the Notes and the performance or observance of every covenant hereof and of the Fiscal Agency Agreement on the part of the Company to be performed or observed;

(ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or a Subsidiary at the time of such transaction, no Event of Default (as set forth in Section 9 hereof), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 3 hereof, the Company or such Successor Corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(iv) the Company has delivered to the Fiscal Agent a certificate signed by a duly authorized officer of the Company and a written opinion or opinions of counsel (who may be counsel to the Company), each stating that such transaction and, if an amendment to the Fiscal Agency Agreement is required in connection with such transaction, such amendment to the Fiscal Agency Agreement, comply with this Section 4 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Upon any such consolidation of the Company with, or merger of the Company into, any other Person or upon any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with section 4(a) hereof, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, the Coupons and the Fiscal Agency Agreement with the same effect as if such Successor Corporation had been named as the Company therein and herein and, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Notes, the Coupons and the Fiscal Agency Agreement.

Section 5. Interest.

(a) Period of Accrual of Interest. The Notes will bear interest from, and including, December 4, 2002 (the “Issue Date”). Interest on each Note will cease to accrue from the due date for the principal thereof unless (i) the maturity of Notes has been accelerated pursuant to Section 9 of the Conditions and/or (ii) upon due presentation of the Note, the payment of principal is improperly withheld or refused. In either such event, the affected Notes will continue to bear interest at the rate of 5.25% per annum, after as well as before judgment, until such Notes shall be paid in full or until the seventh day following the date on which notice is given to the affected Noteholders to the effect that funds for the payment of principal in respect of all outstanding Notes have been received by the Fiscal Agent and are available for collection (provided that sufficient funds have actually been received and are available for such purpose), whichever is the earlier.

(b) Interest Payment Dates and Interest Periods. Interest on the Notes is payable in arrears on January 19 of each year (each such date being referred to herein as an “Interest Payment Date”). The first payment of interest will be made on January 19, 2004 in respect of the 411-day period from (and including) December 4, 2002 to (but excluding) January 19, 2004. If any Interest Payment Date would otherwise be a day which is not a Business Day, the Interest Payment Date shall be postponed to the next day which is a Business Day and no additional interest shall be payable on account of such delayed payment. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York City and the relevant place of payment.

(c) Payment. Interest (including Additional Amounts, if any) due on each Interest Payment Date will be paid, in the case of the Permanent Global Note, against presentation of the Permanent Global Note or, in the case of Definitive Notes, against presentation and surrender of the appropriate Coupons attached to the Definitive Notes on issue as they severally mature, in each case in accordance with Section 7 of the Conditions.

(d) Rate of Interest. The rate at which interest shall accrue from time to time in respect of the Notes will be 5.25% per annum. In the event that interest is required to be calculated for a period of more than or less than one year, it will be calculated on the following basis:

(i) if the Accrual Period (defined below) is equal to or shorter than the Determination Period (defined below) in which is falls, it will be calculated based on a day count fraction the numerator of which is the number of days in the Accrual Period and the denominator of which is the number days in such Determination Period;

(ii) if the Accrual Period is longer than one Determination Period, the day count fraction will be calculated based on the sum of (A) the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the number of days in that Determination Period; and (B) the number of days in such Accrual Period falling in the next Determination Period divided by the number of days in such Determination Period.

For purposes of these Conditions, “Accrual Period” means the relevant period for which interest is to be calculated (from (and including) the first such date to (but excluding) the last) and “Determination Period” means the period from (and including) 19th January in any year to (but excluding) the next 19th January. For the avoidance of doubt, the day count fraction for purposes of the calculation of interest for the period from (and including) December 4, 2002 to (but excluding) January 19, 2004 shall be 411/365.

Section 6. Redemption.

(a) Final Redemption. The Notes may be redeemed, in whole but not in part, prior to maturity as provided below. Unless previously redeemed or repurchased and cancelled, the Notes will be payable at par (including Additional Amounts, if any) on January 19, 2033 or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the Notes; provided that if the maturity date of the Notes is not a Business Day, the Notes will be payable on the next succeeding Business Day (and no interest shall accrue for the period from January 19, 2033 to such payment date).

(b) Optional Redemption. The Notes may be redeemed, in whole but not in part, at any time at the option of the Company, on giving not less than 30 nor more than 60 days’ notice in accordance with Condition 11 below, at a price equal to the greater of the following, together with interest accrued and unpaid up to, but excluding, the date of redemption:

(i) 100% of the principal amount of the Notes; and

(ii) that price (the “Redemption Price”), expressed as a percentage (rounded to three decimal places, 0.0005 being rounded down), at which the Gross Redemption Yield (as defined below) on the Notes, if they were to be purchased at such price on the third dealing day prior to the date of the publication of the notice of redemption, would be equal to the Gross Redemption Yield on such dealing day of 4.25% Treasury Stock 2032 or, if such stock is no longer in issue, of such other United Kingdom government stock as the Company, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers selected by the Company, shall determine to be appropriate (the “Reference Stock”) on the basis of the middle market price of the Reference Stock prevailing at 11:00 a.m. on such dealing day as determined by Deutsche Bank or its successor.

Upon the expiry of such notice, the Company shall be bound to redeem the Notes at the price set forth above (including interest accrued and unpaid up to, but excluding, the date of redemption).

References in the Fiscal Agency Agreement to principal shall, unless the context otherwise requires, be deemed to include a reference to the Redemption Price.

The “Gross Redemption Yield” on the Notes and on the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part I, 1978, page 18 or its successor publication.

(c) Redemption for Tax Reasons. The Notes also may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100 per cent. of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice in accordance with Condition 11 below (which notice shall be irrevocable), if (a) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment becomes effective on or after December 2, 2002 or (b) any action shall have been taken by any taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above (whether or not such action was taken or brought with respect to the Company) or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any case on or after December 2, 2002 which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Fiscal Agent (i) a certificate signed by a duly authorized officer of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of the Company so to redeem have occurred and (ii) in the case of a redemption for the reasons specified in (a) or (b) above, a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be. Such notice, once delivered by the Company to the Fiscal Agent, will be irrevocable.

(d) Special Tax Redemption. In addition, if the Company determines, based upon a written opinion of independent legal counsel of recognized standing, that any payment made outside the United States by the Company or any Paying Agent (acting as agent for the Company and not as agent for the beneficial owner of a Note or Coupon) of the full amount of principal or interest due with respect to any Note or Coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien as defined in Condition 8) of a beneficial owner of such Note or Coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by the holder who is not the beneficial owner thereof or the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, (c) would be applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to the beneficial owner, or (d) would be applicable to a payment to any custodian, nominee, or other agent of the beneficial owner who is (I) a United States person within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended (the “Code”), including a foreign branch or office of such person, (II) a controlled foreign corporation within the meaning of Section 957(a) of the Code, (III) a foreign person 50% or more of the gross income of which, from all sources for the three year period ending with the close of its taxable year preceding such payment (or such part of such period as the person has been in existence), was effectively connected with the conduct of a trade or business within the United States, or (IV) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in United States Treasury Regulations Section 1.1441-1(c)(2)) who, in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, it is engaged in the conduct of a trade or business within the United States; provided that in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement other than any such requirement which is imposed on a custodian, nominee, or other agent described in clause (d)), the Company at its election will either (x) redeem all of the Notes, upon not less than 30 nor more than 60 days’ prior notice as described in Condition 11, at a redemption price equal to 100 per cent. of their principal amount, together with interest accrued and unpaid to the redemption date, or (y) if and so long as the certification, identification, documentation, information or other reporting requirements referred to in this paragraph would be fully satisfied with respect to the Notes by payment of a United States withholding, backup withholding or similar tax, pay such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or any Paying Agent of the principal of and interest on a Note or a Coupon appertaining thereto to a beneficial owner who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of the beneficial owner be disclosed to the Company, any Paying Agent or any United States governmental authority), after deduction or withholding for or on account of such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of this paragraph) but before deduction or withholding on account of any tax, duty, assessment or other governmental charge described in (a) through (j) of the first paragraph under Condition 8 will not be less than the amount provided in the Note or the Coupon to be then due and payable. The Company will make such determination and election and notify the Fiscal Agent as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided under Condition 11 (the “Determination Notice”) stating the effective date of such certification, identification, documentation, information or other reporting requirement, whether the Company will redeem the Notes or will pay the Additional Amounts specified in this paragraph and (if applicable) the last date by which the redemption of the Notes must take place. If the Company elects to redeem the Notes, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Fiscal Agent at least 60 days before such date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem the Notes if the Company, based upon a written opinion of independent legal counsel of recognized standing, subsequently determines, not less that 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent in writing, and the Fiscal Agent will promptly give notice to the holders of the Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, (A) the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all of the Notes, at any time, upon not less than 30 nor more than 60 days’ prior notice as described under Condition 11, at a redemption price equal to 100 per cent. of their principal amount, together with interest accrued and unpaid to the redemption date but without deduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts and (B) if the condition specified in clause (y) above is no longer satisfied, the Company shall redeem all of the Notes in accordance with the provisions of this paragraph.

(e) Requirements as to Notices of Redemption by Company. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Note shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall specify the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed, together with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date, interest on the Notes so to be redeemed will cease to accrue. Such notice shall also state that the conditions precedent to such redemption have occurred and state the amount of Notes to be redeemed or purchased.

(f) Cancellation. All Notes redeemed pursuant to this Section 6 of the Conditions will be forthwith cancelled (together with all unmatured Coupons appertaining thereto) and may not be reissued or resold.

Section 7. Payments.

Payments of principal and interest (including Additional Amounts, if any) in respect of Definitive Notes will be made against presentation and surrender of the Definitive Notes or Coupons, as the case may be, at the offices of any of the Paying Agents, subject in each case to any applicable laws or regulations. Payments of principal and interest (including Additional Amounts, if any) in respect of the Notes represented by a Permanent Global Note will be made against presentation and surrender or, as the case may be, presentation of the Permanent Global Note at the specified office of the Fiscal Agent, subject in each case to any applicable laws or regulations. A record of each payment so made, distinguishing between any payment of principal and any payment of interest, will be endorsed on the schedule to the Permanent Global

Note by or on behalf of the Fiscal Agent which endorsement shall be prima facie evidence that such payment has been made. Except as set forth in Condition 13, such payments will be made, at the direction of the holder payee and subject to applicable laws and regulations, by a British Pounds Sterling check drawn on, or by a transfer to a British Pounds Sterling account maintained by such holder payee with, a bank outside the United States. No payment on any Note or Coupon will be made at any office of the Company, the Fiscal Agent or any other Paying Agents in the United States, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States.

In the event that any Interest Payment Date shall occur at a time when any portion of the principal amount of the Temporary Global Note has not been exchanged for beneficial interests in the Permanent Global Note, payments of principal and interest (including Additional Amounts, if any), on that portion of the principal amount of the Temporary Global Note which has not been exchanged for beneficial interests in the Permanent Global Note shall be paid by the Company to the Fiscal Agent on or before such Interest Payment Date and shall be held by the Fiscal Agent for payment to Euroclear or Clearstream upon such exchange (whereupon Euroclear and Clearstream have undertaken to credit such amount to the account of the owner(s) of the related portion(s)).

Interest (including Additional Amounts thereon, if any) payable after the delivery of a Definitive Note may be collected only upon presentation of the Coupons attached thereto as they mature.

The bearer of the Permanent Global Note shall be the only person entitled to receive payments of principal and interest (including Additional Amounts, if any) on the Permanent Global Note and the Issuer will be discharged by payment to, or to the order of, the bearer of such Permanent Global Note in respect of each amount paid. So long as the Permanent Global Note is held on behalf of a nominee for Euroclear and Clearstream, each of the persons shown in the records of Euroclear or of Clearstream as the holder of a Note must look solely to Euroclear or Clearstream, as the case may be, for its share of each payment so made by the Issuer to the bearer of the Permanent Global Note, subject to and in accordance with the respective rules and procedures of Euroclear or Clearstream, as the case may be. No person other than the bearer of the Permanent Global Note shall have any entitlement to payments due by the Issuer on the Notes.

The Company has initially appointed the Paying Agents specified on Schedule I to the Global Notes. The Company agrees that, so long as any of the Notes are outstanding and, unless to do so is illegal or effectively precluded by exchange controls or other similar restrictions, it will maintain a paying agent outside the United States, and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, it will maintain a paying agent in Luxembourg, for payments with respect to the Notes and the Coupons and where the Notes may be presented or surrendered and where notices and demands to or upon the Company in respect of the Notes, the Coupons and the Fiscal Agency Agreement may be served. The Company may with the approval of the Fiscal Agent change any of the Paying Agents or their specified offices. Notice of any change in the Paying Agents or in their specified offices will be given to the Noteholders in accordance with the provisions of Section 11 of the Conditions.

The Company will maintain at all times an office or agency solely for the purpose of receiving notices and demands (other than demands for payment) from the holders of the Notes and the Coupons but not for the purpose of making payments in respect of the Notes or the Coupons. The Company has initially appointed the office of the Fiscal Agent for the purpose of receiving notices and demands from the holders of the Notes and Coupons.

In addition, the Company undertakes that, if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN council meeting of 26th-27th November 2000 is issued, or any law implementing or complying with, or introduced in order to conform to, any such Directive is enacted, to the extent permitted by law, it will maintain a Paying Agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to any such Directive or law.

Except as ordered by a court of competent jurisdiction or as required by law, the Paying Agents, the Fiscal Agent and the Company shall be entitled, notwithstanding any notice to the contrary, to treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment when due in full or in part and for all other purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer.

In the case of the redemption of any Note prior to maturity, the Note shall be presented for payment together with all unmatured Coupons appertaining to that Note; failing presentation of all such Coupons, the payment of principal will only be made against the Noteholder giving such indemnity and providing such other documents in respect of the missing unmatured Coupons as the Company may require. In the case of any such redemption, the unmatured Coupons (if any) appertaining thereto shall become void and no payment shall be due in respect thereof.

If the due date for redemption of any Note is not an Interest Payment Date, the interest accrued from the preceding Interest Payment Date (or from the Issue Date, as the case may be) shall be payable only against surrender of the relevant Note.

All monies paid by the Company to the Fiscal Agent for payment of the principal of or interest on any Note (including Additional Amounts, if any) and remaining unclaimed for two years after such payment has been made shall be paid to the Company, and to the extent permitted by law, the holder of such Note thereafter may look only to the Company for payment as a general unsecured creditor thereof. Subject to applicable laws and regulations, any payment that will be made by the Company under this paragraph with respect to Notes will be made outside the United States.

Section 8. Payment of Additional Amounts.

All payments of principal and interest in respect of the Notes or Coupons will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In the event such withholding or deduction is required by law, subject to the limitations set forth below, the Company will pay as additional interest on the Notes or Coupons to the holder or beneficial owner of any Note or Coupon who is a United States Alien such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any Paying Agent of principal of or interest on the Notes or Coupons (including upon redemption), after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note or Coupon to be then due and payable before any such tax, duty, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or beneficial owner to comply with any requirement under United States income tax laws and regulations to establish entitlement to a partial or complete exemption from such tax, duty, assessment or other governmental charge (other than any such exemption which is conditioned upon the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of the beneficial owner of the Note or Coupon), or (iii) such holder or beneficial owner being or having been with respect to the United States a personal holding company, a foreign personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign private foundation, a foreign tax exempt organization or a corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner (i) owning or having owned, directly or indirectly, actually or constructively, 10 per cent. or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in section 881(c)(3)(A) of the Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note or coupon on any date during such 10-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on such Note or Coupon;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the Note or the Coupon, or a portion of either, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note or Coupon, if such payment can be made without such withholding by any other paying agent;

(h) any tax, duty, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(i) any tax, duty, assessment or other governmental charge that would not have been imposed in respect of any Note or coupon if such Note or coupon had been presented to another paying agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of the foregoing, the holding of or the receipt of any payment with respect to a Note or a Coupon shall not constitute a connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States.

Any reference herein, in the Fiscal Agency Agreement or in the Notes to principal or interest shall be deemed to refer to Additional Amounts which may be payable under the provisions of this section.

The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the execution and delivery of the Fiscal Agency Agreement or issuance of the Notes.

Except as specifically provided in the Notes, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

“United States Alien,” as used in these Terms and Conditions, means a person that is not a “United States person”. “United States Person” means any citizen or resident of the United States, a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under Regulations that may be promulgated), an estate that is subject to United States federal income taxation without regard to the source of its income, or a trust that is subject to primary supervision of a court within the United States and the control of a United States person or that has a valid election in effect under applicable Regulations to be treated as a “United States person”.

Section 9. Events of Default.

The happening of one or more of the following events shall constitute an “Event of Default”:

(a) default in the payment of any interest upon any Note (including any Additional Amounts in respect thereof) when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of any Note when the same shall become due and payable (whether at maturity, upon redemption, or otherwise); or

(c) default in the performance, or breach, of any covenant or warranty of the Company in the Fiscal Agency Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Condition specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail to the Company and the Fiscal Agent by the Holders of at least 25 per cent. in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the fling by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

If at any time during the continuance of an Event of Default described in clauses (a), (b), (d) or (e) of this Section, the holder of this Note may, at such Noteholder’s option, declare the principal of this Note and the interest accrued hereon to be due and payable immediately, and at any time during the continuance of any Event of Default described in clauses (a), (b), (c), (d) or (e) of this Section, the holders of not less than 25 per cent. in aggregate principal amount of outstanding Notes may declare the principal amount of all of the Notes and the interest accrued thereon to be due and payable immediately, by written notice to the Company and the Fiscal Agent, and unless all such defaults shall have been cured or duly waived by the Company prior to receipt of such written notice, the principal of this Note or all the Notes, as the case may be, and the interest accrued thereon (including Additional Amounts, if any) shall become and be immediately due and payable.

Section 10. Replacement of Notes and Coupons.

If any Note (including the Coupons appertaining to any Notes) is mutilated, defaced, apparently destroyed, lost or stolen, the Company in its discretion may execute and, upon the written request of the Company, the Fiscal Agent will replace such Note (in such capacity, the “Replacement Agent”) by issuing a new Note upon the surrender of such mutilated or defaced Note or delivery of satisfactory evidence of the destruction, loss or theft thereof to the Replacement Agent. In any such case, indemnity and other documents satisfactory to the Fiscal Agent and the Company may be required of the holders of such Note before a replacement Note will be issued. All expenses associated with obtaining such indemnity and in issuing the new Note shall be borne by the holder of the mutilated, defaced, apparently destroyed, lost or stolen Note. No such replacement Note or Coupon shall be delivered in the United States.

Section 11. Notices.

All notices to the holders of interests in the Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if publication in London or Luxembourg is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the Noteholders in accordance with this paragraph.

Until such time as any Definitive Notes are issued, there may, so long as a Global Note is held in its entirety on behalf of Euroclear and Clearstream, be substituted for such publication in London, the delivery of the relevant notice to Euroclear and Clearstream for communication by them to the persons shown in their records as having interests in such a Global Note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to Euroclear and Clearstream; provided, that the foregoing shall not relieve the Company of its obligation to publish any notices in a newspaper of general circulation in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require such publication.

Section 12. Meetings of the Noteholders, Modification and Waiver.

(a) Modifications and amendments to the Fiscal Agency Agreement with respect to the Notes or to these Conditions, insofar as such modifications or amendments affect the rights, powers, duties or obligations of the holders of Notes, may be made, and future compliance with or past default by the Company under any of the provisions hereof or thereof may be waived, by the holders of the Notes, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, or of such lesser percentage as may act at a meeting of holders of Notes held in accordance with the provisions set forth herein, to be held at such time and at such place as the Company shall determine; provided that no such modification, amendment or waiver may, without the consent of the holder of each such Note affected thereby, (i) waive a default in the payment of the principal of or interest (including Additional Amounts, if any) on any such Note, or change the stated maturity of the principal of or any instalment of interest on any such Note; (ii) reduce the principal amount of or the rate of interest (including Additional Amounts, if any) on any such Note or change the obligation of the Company to pay Additional Amounts with respect to such Note pursuant to Section 8 hereof; (iii) change the currency of payment of principal of or interest on any such Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (v) reduce the percentage of aggregate principal amount of Notes outstanding necessary to modify or amend the Fiscal Agency Agreement or these Conditions or reduce the percentage of votes required for the adoption of any action at a meeting of the holders of Notes; or (vi) modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified in the Fiscal Agency Agreement. Any modifications, amendments or waivers to the Fiscal Agency Agreement or to these Conditions will be conclusive and binding on all holders of the Notes, whether or not they have given such consent or were present at such meeting, and on all holders of Coupons, whether or not notation of such modifications, amendments or waivers is made upon the Notes or Coupons, and on all future holders of Notes and Coupons. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

(b) Notice of any meeting of holders of Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 11 of these Conditions at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of holders of Notes, a person shall be (i) a holder of one or more Notes, including a beneficial owner of an interest in a Global Note with respect to the Notes, or (ii) a person appointed by an instrument in writing as proxy by the holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of holders of Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

(c) The persons entitled to vote a majority in aggregate principal amount of Notes at the time outstanding shall constitute a quorum at a meeting convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote 25 per cent. in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum.

(d) At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution (except a resolution relating to any of the matters set out in Section 12(a)(i) to (vi) (inclusive) of this Condition) shall be effectively passed and decided if passed and/or decided by the persons entitled to vote the lesser of (i) a majority in aggregate principal amount of the Notes then outstanding and (ii) 75 per cent. in aggregate principal amount of the Notes represented and voting at the meeting. Any holder of Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such holder of Notes shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with this Section shall be binding on all the holders of Notes whether or not present or represented at the meeting.

(e) The holding of Notes shall be proved by the production of such Notes or by a certificate, satisfactory to the Company, executed by any bank, banker, trust company or recognized securities dealer, wherever situated, satisfactory to the Company. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified serial number and having a specified denomination was deposited with or exhibited to such bank, banker, trust company or recognized securities dealer by the person named in such certificate or, in the case of Notes represented by beneficial interests in a Global Note, that such person is entitled to such beneficial interest and specifying the principal amount thereof. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person or (iii) the Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company.

(f) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting, each holder of Notes or proxy shall be entitled to one vote for each £1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of Notes or proxy. Any meeting of holders of Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(g) The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballot. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to the said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other duplicate to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(h) Notwithstanding anything to the contrary contained in Section 12(a) above, the Notes (including the Conditions) and the Fiscal Agency Agreement may be amended by the Company and the Fiscal Agent without the consent of any Noteholders or Couponholders, for the purpose of (i) adding to the covenants of the Company for the benefit of the holders of Notes or Coupons, (ii) surrendering any right or power conferred upon the Company, (iii) permitting payment of principal and interest on Notes or Coupons in the United States to the extent then permitted under applicable regulations of the United States Treasury Department and provided no adverse tax consequences would result to the Noteholders or Couponholders, as the case may be, (iv) evidencing the succession of a corporation or other person to the Company and the assumption by such successor of the covenants and obligations of the Company in the Notes (including the Conditions) and the Fiscal Agency Agreement or (v) correcting or supplementing any provision contained herein or therein.

Section 13. Redenomination.

The Company may, without the consent of the Noteholders or Couponholders, on giving not less than 30 nor more than 60 days’ notice in accordance with Condition 11 hereof, to Euroclear, Clearstream and the Paying Agents, designate a date (the “Redenomination Date”), being an Interest Payment Date falling on or after the date on which the United Kingdom becomes one of the countries participating in the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community as amended by the Treaty on European Union (as so amended, the “Treaty”) or otherwise participates in European economic and monetary union in a manner and with similar effect to such third stage.

The term “euro” means the currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty.

With effect from the Redenomination Date, notwithstanding the other provisions of this Fiscal Agency Agreement:

(a) the Notes shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated into euro in the denomination of euro 0.01 with a principal amount for each Note equal to the principal amount of that Note in British Pounds Sterling, converted into euro at the rate for conversion of British Pounds Sterling into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations), provided that, if the Company determines, after consultation with the Fiscal Agent, that the then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Company shall promptly notify the Noteholders and Couponholders in accordance with Condition 11 hereof, the Luxembourg Stock Exchange and the Paying Agents of such deemed amendments;

(b) if Definitive Notes have been issued, all unmatured Coupons (whether or not attached to the Notes) will become void and no payments or exchange will be made in respect of them. New euro-denominated Notes (in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Fiscal Agent may approve) euro 0.01 and such other denominations as the Fiscal Agent shall determine and as shall be notified to the Noteholders in accordance with Condition 11 hereof) and Coupons will be issued at the expense of the Company in exchange for British Pounds Sterling Notes and Coupons in such manner as the Fiscal Agent may specify and notify to Noteholders and Couponholders in accordance with Condition 11 hereof;

(c) all payments in respect of the Notes (other than, unless the Redenomination Date is on or after such date as British Pounds Sterling ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro. Such payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by euro check;

(d) a Note or Coupon may only be presented for payment on a day which commercial banks and foreign exchange markets are open in New York City and the place of presentation and which is a day on which the Trans-European Automated Real-time Gross Settlement Transfer (TARGET) System is open;

(e) the amount of interest in respect of Notes will be calculated by reference to the aggregate principal amount of Notes presented (or, as the case may be, in respect of which coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down the nearest euro 0.01;

(f) in the event interest is required to be calculated for a period of more than or less than one year, it will be calculated on the following basis:

(i) if the Accrual Period is equal to or shorter than the Determination Period in which is falls, it will be calculated based on a day count fraction the numerator of which is the number of days in the Accrual Period and the denominator of which is the number days in such Determination Period;

(ii) if the Accrual Period is longer than one Determination Period, the day count fraction will be calculated based on the sum of (A) the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the number of days in that Determination Period; and (B) the number of days in such Accrual Period falling in the next Determination Period divided by the number of days in such Determination Period; and

(g) such other changes shall be made to the provisions herein or otherwise in connection with the Notes as the Company may decide, after consultation with the Fiscal Agent, and as may be specified in the notice in which the Redenomination Date is designated, in order to conform them to conventions then applicable to instruments denominated in euro or to enable the Notes to be consolidated with one or more issues of other notes, whether or not originally denominated in British Pounds Sterling or euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 11 hereof.

The circumstances and consequences described in “Redenomination” entitle neither the Company nor any Noteholder to early redemption, rescission, repudiation, adjustment or renegotiation of the terms and conditions of the Fiscal Agency Agreement or the Notes, as applicable, or to raise other defenses or to request any compensation claim, nor will they affect any other obligations of the Company under the Fiscal Agency Agreement or the Notes.

Section 14. No Waiver; Remedies Cumulative.

No failure to exercise, and no delay in exercising, on the part of the holder of any Note, any right with respect thereto shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights pursuant to the terms of the Notes shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

Section 15. Governing Law.

This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

Section 16. Warranties of the Company.

Subject to authentication of the Note to which these Conditions are attached by the Fiscal Agent, the Company hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of such Note and the Coupons (if any) appertaining thereto and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, have been done and performed and have happened in accordance with all applicable laws.

EXHIBIT E

[Form of Certificate to be Given by Euroclear or Clearstream]

CERTIFICATE

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due 2033

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof,                  principal amount of the above captioned Notes (i) is beneficially owned by persons that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under United States Treasury Regulations), any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial trust decisions or if the trusts have valid elections in effect under applicable United States Treasury Regulations to be treated as “United States persons” (“United States persons”), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) United States persons who acquired the beneficial interests in the Notes through foreign branches of United States financial institutions and who hold the beneficial interests in the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution or person has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by United States or foreign financial institutions for the purpose of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the beneficial interests in the Notes for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and the Northern Mariana Islands).

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as the date hereof.

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We understand that this certification is required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated: , *

Yours faithfully,

By
EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System Clearstream

*	To be dated no earlier than the Exchange Date.

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EXHIBIT F

[Form of Certificate to be Given by Account Holders]

CERTIFICATE

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due 2033

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account are (i) beneficially owned by persons that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under United States Treasury Regulations), estates the income of which are subject to United States Federal income taxation regardless of its source or, trusts if a court within the United States is able to exercise primary supervision over the administration of the trusts and one or more United States persons have the authority to control all substantial trust decisions or if the trusts have valid elections in effect under applicable United States Treasury Regulations to be treated as “United States persons” (“United States persons”), (ii) owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the beneficial interests in the Notes through foreign branches of United States financial institutions and who hold the beneficial interests in the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution or person hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired beneficial interests in the Notes for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you immediately by tested telex if the above statement as to beneficial ownership is not correct at any time within the first fifteen days following the date of this Certificate as to any of the Notes then appearing in your books as being held for our account.

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[This certificate excepts and does not relate to £                         principal amount of the Notes appearing in your books as being held for our account but which we have sold or as to which we are not yet able to certify. We understand that no payments may be made with respect to such excepted portion and no exchange for an equivalent interest in the Permanent Global Note for such excepted portion may take place until we are able so to certify.]

We understand that this certification is required in connection with certain tax laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated: , *

Account Holder

*	Certification must be dated no earlier than the 15th day preceding the date of the Euroclear or Clearstream Certificate to which this certification relates.

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